UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

Purple Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-29359	22-3693371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

595 Menlo Drive, Rocklin, CA 95765

(Address of principal executive offices)

(888) 600-4780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Purple Communications, Inc. (the “Company”) has previously disclosed that it has received subpoenas, most recently in April 2009, from the Federal Communications Commission (the “FCC”) relating to a number of areas of its business practices regulated by the FCC. The April 2009 subpoena covered a broad array of topics, including matters such as marketing efforts, third party marketing programs, international calls, conference calls and surveys. The Company has also received numerous letters of inquiry from the FCC concerning similar subject matters. The Company understands that these investigations are intended to obtain information about its practices, and include, without limitation, investigation of compliance with, and possible violations of, the Communications Act of 1934 and rules promulgated by the FCC. The Company has responded to the various requests made by the FCC and has been fully cooperating with the FCC in these matters.

As a certified provider of telecommunications relay services (“TRS”), the Company is entitled to reimbursement by Federal Interstate TRS Fund (the “Fund”) for the provision of TRS which allow hearing and speech impaired individuals the ability to engage in telecommunications in a manner that is functionally equivalent to the ability of an individual that is not hearing or speech impaired. TRS includes, among other services, video relay services (“VRS”) and internet protocol relay services (“IP Relay”).

On February 19, 2010, subsequent to the filing of the Company’s Form 10-Q for the period ended September 30, 2009, the Company received a notice of a demand for payment for erroneous receipt of funds from the National Exchange Carriers Association, or NECA, which administers TRS Fund (the “First Notice”). Pursuant to the First Notice, the FCC stated that it has determined that the Company has received one or more erroneous overpayments from NECA relating to international-to-international calls that the FCC now contends are not compensable as TRS calls during the period from July 2008 to July 2009. The stated amount of such overpayments is $1,740,406.26, which amount is due and payable to the FCC as of the date of the First Notice.

On February 25, 2010, the Company received a second notice of a demand for payment for erroneous receipt of funds from NECA (the “Second Notice”). The Second Notice was issued concurrently with the Declaratory Ruling discussed in Item 8.01 below. Pursuant to the Second Notice, the FCC stated that it has determined that the Company has received one or more erroneous overpayments from NECA relating to VRS and IP Relay calls made by or to a Company employee, or one of the Company’s subcontractors, during the period from January 2008 to November 2009. The stated amount of such overpayments is $16,718,658.11, which amount is due and payable to the FCC as of the date of the Second Notice.

The demands for payment by the FCC in the First Notice and the Second Notice represent direct financial obligations that are material to the Company. Because the demands for payment were due on the respective dates of the First Notice and Second Notice, the payments are delinquent and may be subject to additional charges. Interest accrues from the date of delinquency if the payments are not made within 30 days. Additionally, a penalty of six percent is charged if any portion of the payments remains unpaid after 90 days.

Both of the First Notice and Second Notice indicate that the FCC’s review process of the Company’s business practices continues, and that the FCC may determine that additional overpayments have been made to the Company.

In addition, the First Notice stated that the FCC directed NECA to suspend payment for December 2009, which the Company had anticipated receiving on February 19, 2010. In the Second Notice, the FCC further directed NECA to suspend all further payments to the Company. The Company’s primary source of revenue, and its ability to continue operations, is dependant upon payments from NECA for TRS minutes. Approximately 90% of all of the Company’s revenue is generated from TRS minutes paid by the TRS Fund administered by NECA. On March 1, 2010, the Company filed an Emergency Stay Request and Application for Review with the FCC, seeking due process regarding the FCC’s withholding of funds owed to the Company. The outcome of the Company’s Emergency Stay Request and Application for Review is uncertain.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company is a party to that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of January 10, 2008, by and among the Company, as borrower, the lenders from time to time party thereto (the “Lenders”), the letter of credit issuers from time to time party thereto, Churchill Financial LLC, as administrative agent (the “Administrative Agent”), and Ableco Finance LLC, as collateral agent. The Credit Agreement provides for a term loan of $40 million and a revolving line of credit for $8 million, all of which is outstanding.

As a result of the delivery of the First Notice and the Second Notice by the FCC, the Administrative Agent delivered notice to the Company on February 25, 2010 stating that the Company is in default under the Credit Agreement. The notice further stated that the Administrative Agent and the Lenders have not waived, and are not in a position at this time to waive, the defaults resulting from delivery of the First Notice and the Second Notice and that the conditions precedent to any further extensions of credit under the Credit Agreement will not be satisfied so long as the defaults are continuing.

Item 8.01	Other Events.

Also on February 25, 2010, the Consumer and Governmental Affairs Bureau of the FCC (the “CGB”) issued a Declaratory Ruling (the “Ruling”) which stated that VRS calls made by or to a VRS provider’s employee, or the employee of a provider’s subcontractor, are not eligible for compensation from the TRS Fund on a per-minute basis. Instead, the CGB stated that TRS providers are indirectly compensated for such calls by including the costs of such calls in business expenses reported to the FCC, which the FCC then uses to calculate rates for qualified TRS minutes. The Ruling also stated that VRS calls placed for the purpose of generating compensable minutes are not, and never have been, compensable from the TRS Fund. Finally, the Ruling stated that VRS Voice Carry Over used to connect two hearing users and VRS calls used to connect two users who are both outside the United States do not qualify as TRS, and, therefore, are not compensable by the TRS Fund. The Company is currently in the process of evaluating the potential impact of the Ruling on the Company and the TRS industry as a whole.

The Company has been involved in settlement discussions with the FCC with respect to the FCC subpoenas and letters of inquiry. The settlement discussions have focused on certain Company practices, including: internal video relay service conference calls, particularly multi-party internal calls that did not include a hearing participant, international calls and third-party contractual relationships. The Company intends to continue to pursue settlement discussions and will attempt to include resolution of the matters set forth in the First Notice and the Second Notice as part of those discussions. However, the Company can provide no assurances that future settlement discussions will occur, or if they do occur, will result in resolution of any of the matters previously discussed with the FCC or the matters set forth in the First Notice and the Second Notice.

If the FCC does not retract its demand for payment, or enter into an agreement with the Company to resolve the matters addressed in the First Notice and Second Notice, as well as any other FCC investigations, in a manner that would permit the Company to continue to collect revenue from NECA and to structure any payment obligations to the FCC over time, the demands set forth in the First Notice and Second Notice will have a material adverse effect on the Company and its financial condition, results of operations and cash flows. If the Company is unable to collect funds from NECA, as indicated in the First Notice and Second Notice, it is expected that current cash and cash equivalents will not be sufficient to continue operation of the Company, and the Company may be required to cease operations. The Company is currently in the process of evaluating the effect, if any, of the First Notice, the Second Notice and the Ruling on the Company’s previously reported financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE COMMUNICATIONS, INC.

Date: March 2, 2010	By:	/s/ MICHAEL J. PENDERGAST
Michael J. Pendergast
General Counsel & Corporate Secretary

5